EXHIBIT 10.10

                                 Lease Agreement

Party A: Shandong Shengwang Pharmaceutical Corporation

Party B: Qufu Natural Green Engineering Co., Ltd (Chinese Traditional Medicine)

This lease agreement is made by and between Shandong Shengwang Pharmaceutical Corporation (hereinafter referred as to "party A") and Qufu Natural Green Engineering Co., Ltd (hereinafter referred as to "party B").

1. The building and assorted installation under this agreement is located at No. 6 Youpeng Road; 2. Terms: from October 1st, 2002 to October 1st, 2012;
     3. Rent and Payments: Annual rent is RMB 160,000; Party B pays the annual rent at one time every year; Utilities at Party B's expense; 4. Party B can not release the building and assorted installation under this agreement to third party without Party A's permission, reconstruction will be conducted with Party A's permission; 5. Party B will take whole responsibility of any crime and violation in the term period; 6. This agreement will be in effective at the date of both parties' signature; 7. Party A and Party B will negotiate for new agreement at expiration of this agreement.


Party A:






Party B:






Date: October 1st, 2002